HEADS OF THE LICENSE AND ROYALTY AGREEMENT

         HEADS OF THE LICENSE AND ROYALTY AGREEMENT, dated as of the 2nd day of November 1988, between DREAMWEAVERS N.V., a company organized under the laws of Curacao ("Dreamweavers N.V.") and AMERICAN DREAM ENTERTAINMENT, INC. (formally Federal Affordable Housing Inc., a corporation organized under the laws of the State of Minnesota USA ("American Dream").

1.       Recitals

         WHEREAS, Dreamweavers N.V. has developed a concept for ("Concept"); exploiting an animation of media products known as "Robin and the Dreamweavers" within the USA; and

         WHEREAS, American Dream desires to obtain from Dreamweavers N.V. the exclusive right to market the Concept of "Robin and the Dreamweavers," the trademark and all merchandising within the United States of America.

         NOW, THEREFORE, in consideration and understanding that the respective lawyers of both parties will detail the exact wording of the hereby agreed head of agreement within three (3) months as set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

2.       Representations by Dreamweavers N.V.

         Dreamweavers N.V. represents that:

         a.       it has the right to enter into this Agreement;

         b. it has no other agreements and has not granted to any other person or entity any right, License or Royalty Agreement, or any other right or privilege in the Concept for the United States of America; and

         c. it is in a position to enter into and perform this Agreement without any conflicts of interest.

3.       Representation by American Dream

         American Dream represents that:

         a.       it has the right to enter into this Agreement;

         b. it will devote sufficient time and effort to the exploitation of the rights granted hereunder; and

         c. it is in a position to enter into and perform this Agreement without any conflicts of interest.

4.       Consideration

         As consideration for the exclusive right to market "Robin and the Dreamweavers" within the continental USA, American Dream shall pay Dreamweavers N.V. a royalty fee of three percent (3%) of the revenues generated by American Dream from the exploitation of the marketing and/or operation of "Robin and the Dreamweavers," or any portion thereof. In addition, American Dream agrees to purchase from Dreamweavers N.V. and its affiliated companies the Trademark and exclusive right to commercially exploit the "Robin and the Dreamweavers" products for Five Million Five Hundred Thousand U.S. Dollars ($5,500,000) purchase price, which sum shall be payable on the successful completion of the Private Placement, American Dream is in the process of completing, and Dreamweavers N.V. shall deliver the media products consisting of feature film together with the license for TV production of "Robin and the Dreamweavers," License for the Merchandising "Robin and the Dreamweavers," License for the Music of "Robin and the Dreamweavers," License for Designer Fashion Wear of "Robin and the Dreamweavers," License for the Video of "Robin and the Dreamweavers" and the License for the Private Label Merchandising of "Robin and the Dreamweavers" ancillary products.

         As further consideration for the granting of the exclusive License and Royalty Agreement, American Dream hereby agrees to issue to Dreamweavers N.V. sixteen million (16,000,000) shares of its restricted common stock.

         These shares shall be delivered immediately upon execution of this Agreement at which time the Heads of the License Agreement shall be deemed to be in full force and effect.

5.       License

         This License grants to American Dream the exclusive right to utilize the animated media property of Dreamweavers N.V. provided by Dreamweavers N.V. to American Dream for the purpose of commercial exploitation in all media forms and the marketing of all "Robin and the Dreamweavers" related products and the general operation of the business of exploiting the "Robin and the Dreamweavers" Concept within the continental United States of America.

         Dreamweavers N.V. shall deliver to American Dream by no later than October 30, 2000, the following "Robin and the Dreamweavers" media and ancillary products.

         a. A master copy of a feature length animated TV movie 72 minutes.

         b. A master copy of the animated television series of 26 episodes each 26 minutes.

         c. Music production and music albums, CDs.

         d. Promotional interactive Internet use of the website and games.

         e. The rights to sell a Robin designer and fashion label.

         f. The rights to ancillary merchandising products of all Robin and the Dreamweavers ancillary products.

6.       Royalty

         American Dream shall pay Dreamweavers N.V. a royalty fee of three percent (3%) of the revenues generated by American Dream from the exploitation of the marketing and/or operation of the "Robin and the Dreamweavers" Concept within the continental United States of America.

7.       Term

         The term of any License and Royalty Agreement granted hereunder shall remain in effect for fifteen (15) years from the date hereof and thereafter may be extended for an additional five (5) year term upon the mutual agreement of the parties hereto.

         Notwithstanding  anything  to  the  contrary,   Dreamweavers  N.V.  may
terminate this Agreement upon written notice to American Dream:

         a. if any payment is not made when due; provided, however, that American Dream shall have twenty (20) days from the giving of written notice of such default to cure such default;

         b. if American Dream defaults in its performance of any term or condition of this Agreement and the default is not cured within thirty (30) days after notice is given to American Dream; or

         c. if American Dream is adjudged bankrupt, declared insolvent, files a petition of voluntary or involuntary bankruptcy, enters into an assignment of assets for the benefit of creditors, or has a receiver appointed.

8.       Accounting/Payments

         All payments due hereunder to Dreamweavers N.V. shall be paid on a monthly basis. American Dream shall make and keep full and accurate accounting books and records in sufficient detail to enable payments due to Dreamweavers N.V. to be determined.

9.       No Right to Sublicense

         American Dream shall have no rights to sublicense any of the rights granted hereunder without the express written permission of Dreamweavers N.V.

10.      Infringement

         To be specified but the normal standard clauses to be incorporated in final document.

11.      Improvements

         If, during the term of this Agreement, Dreamweavers N.V. makes any improvements in the Concept or the mode of using the Concept, or becomes the owner of any improvement either through patents or otherwise, then Dreamweavers N.V. shall make available to American Dream full information regarding the improvement (subject to American Dream entering into a confidentiality agreement acceptable to Dreamweavers N.V.) and, if additional terms (financial and otherwise) shall be agreed upon by the parties hereto, such improvement shall be included in any grant made hereunder.

         If during the term of this Agreement American Dream makes any improvements or modifications to the "Robin and the Dreamweavers" concept, American Dream will provide Dreamweavers N.V. full access and technical information regarding such improvements and obtain the approval of Dreamweavers N.V. prior to implementing such modifications.

12.      Governing Law, Jurisdiction

         This Agreement shall be governed by and construed in accordance with the laws of the Netherlands Antilles.

13.      Notices

         Any notices or other communications required or permitted hereunder to be effective shall be in writing and shall be deemed to have been duly given or made when personally delivered or, in the case of registered or certified mail, postage prepaid, two or three days after being sent, or, in the case of overnight courier or prepaid telegram, one business day after being sent by such overnight delivery service or by prepaid telegram, addressed in each case as follows:

         If to Dreamweavers N.V.:
         Inter Trust Antilles N.V.
         Landhuis Joonchi Kaya Richard J. Beaujon
         Curacao, NA
         Telephone:        (599) 9 736 62 77
         Fax:              (599) 9 733 661 61

         If to American Dream Entertainment Inc.:
         c/o NEVADA Corporate Services Inc.
         1800 E, Sahara Suite 107 Las Vegas, NV 89104 USA

14.      Amendments and Waivers

         This Agreement may be amended, or any provision of this Agreement may be waived, provided that no such amendment or waiver shall be valid unless set forth in writing executed by the parties hereto or, in the case of a waiver, by the party waiving such provision. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach.

15.      Severability

         If any one or more or any portion of the provisions of this Head of Agreement is deemed to be invalid or unenforceable in any respect for any reason, the parties shall negotiate in good faith to revise the terms of these Heads of Agreement to adjust for the invalidity or unenforceability of such provisions and the validity and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

16.      Assignability

         The rights granted hereunder shall not be assignable by American Dream. Dreamweavers N.V. may assign its financial interest in this Agreement but may not assign any of the other obligations hereunder.

17.      Limitations

         The license shall apply to all commercial rights to "Robin and the Dreamweavers" by American Dream within the Continental United States of America.

         a.       The license will not be assignable to third parties;

         b. All liabilities, direct or consequential, incurred by "Robin and the Dreamweavers" by American Dream shall be borne exclusively by American Dream.

         IN WITNESS WHEREOF, American Dream Entertainment Inc. and Dreamweavers N.V. have executed this Agreement as of the day and year first above written.

                                   AMERICAN DREAM
                                   ENTERTAINMENT, INC.


                                   By:_____________________________

                                   As:_____________________________


                                   DREAMWEAVERS, N.V.

                                   By:      INTERTRUST (ANTILLES) N.V.


                                   By:________________________
                                        G. Elias
                                        Managing Director


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